EXHIBIT 23-1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the registration statements (Forms S-8 File Nos. 333-81294, 333-31402, and 333-31406 and S-3 File
Nos. 333-109649, 333-100190 and 333-123303) of our report dated July 13, 2006, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the Company's annual report on Form 10-K for the year ended March 31, 2006. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ BDO Seidman, LLP

Atlanta, Georgia
July 13, 2006